Exhibit 99.1

Steve Madden Announces Second Quarter 2020 Results

LONG ISLAND CITY, N.Y., July 29, 2020 – Steve Madden (Nasdaq: SHOO), a leading designer and marketer of fashion-forward footwear, accessories and apparel for women, men and children, today announced financial results for the second quarter ended June 30, 2020.

Amounts referred to as “Adjusted” exclude the items that are described under the heading “Non-GAAP Adjustments.”

The Company reclassified commission and licensing fee income to Total Revenue and reclassified its respective expenses into Operating Expenses from previously labeled Commission and Licensing Fee Income - Net on the Company’s Consolidated Statement of Operations for each period provided.

Second Quarter 2020 Review

•	Revenue decreased 68.2% to $142.8 million compared to $449.6 million in the same period of 2019.
•	Gross margin was 39.1% compared to 37.8% in the same period last year.
•	Operating expenses as a percentage of revenue were 55.7% compared to 27.0% of revenue in the same period of 2019. Adjusted operating expenses as a percentage of revenue were 53.8% compared to 26.9% of revenue in the same period of 2019.
•	Loss from operations totaled ($23.7) million, or (16.6%) of revenue, compared to income from operations of $44.6 million, or 9.9% of revenue, in the same period of 2019. Adjusted loss from operations was ($21.0) million, or (14.7%) of revenue, compared to Adjusted income from operations of $49.1 million, or 10.9% of revenue, in the same period of 2019.
•	Net loss attributable to Steven Madden, Ltd. was ($16.6) million, or ($0.21) per diluted share, compared to net income attributable to Steven Madden, Ltd. of $36.6 million, or $0.44 per diluted share, in the prior year’s second quarter. Adjusted net loss attributable to Steven Madden, Ltd. was ($14.7) million, or ($0.19) per diluted share, compared to Adjusted net income attributable to Steven Madden, Ltd. of $39.5 million, or $0.47 per diluted share, in the prior year’s second quarter.

Edward Rosenfeld, Chairman and Chief Executive Officer, commented, “The past few months have been challenging for all of us due to the COVID-19 pandemic. At Steve Madden, we have prioritized the health and safety of our employees, customers and communities while also moving quickly to adapt to the current retail environment, mitigate the impact to our business, preserve liquidity and enhance financial flexibility. We are encouraged by the strong performance we are seeing in digital commerce channels – including 88% revenue growth on stevemadden.com in the second quarter – which underscores the strength of our brands and the continued consumer demand for our products. We know the path forward will continue to be bumpy in the near-term, but we are confident that our strengths – powerful brands, a fortress balance sheet, a proven business model and most of all, our talented and dedicated employees – will enable us to successfully navigate this crisis and return to profitable growth once conditions normalize.”

Second Quarter 2020 Segment Results

Revenue for the wholesale business decreased 72.5% to $100.0 million in the second quarter of 2020, including a 72.8% decline in wholesale footwear and a 71.5% decline in wholesale accessories/apparel. The revenue decline was driven by significant order cancellations resulting from the COVID-19 pandemic. Gross margin in the wholesale business decreased to 26.6% compared to 32.1% in last year’s second quarter due primarily to a shift in sales mix to the lower-margin private label business.

Retail revenue in the second quarter decreased 49.2% to $41.4 million due to the closure of the vast majority of the Company’s retail stores for most or all of the quarter as a result of the COVID-19 pandemic, partially offset by strong performance in the Company’s e-commerce business. Retail gross margin increased to 67.4% in the second quarter of 2020 compared to 59.7% in the second quarter of the prior year due primarily to a shift in sales mix to the higher-margin e-commerce business.

The Company ended the quarter with 225 company-operated retail stores, including eight Internet stores, as well as 17 company-operated concessions in international markets.

The Company’s effective tax rate for the second quarter of 2020 was 26.6% compared to 21.3% in the second quarter of 2019. On an Adjusted basis, the effective tax rate for the second quarter of 2020 was 26.9% compared to 22.4% in the second quarter of 2019.

Balance Sheet and Cash Flow

As of June 30, 2020, cash, cash equivalents and marketable securities totaled $356.9 million. Advances from factor totaled $42.7 million.

On July 22, 2020, the Company entered into a new $150 million, five-year asset-based revolving credit facility, which replaced the Company’s previous credit facility with its factor.

Fiscal Year 2020 Outlook

Given the continued disruption and uncertainty related to the COVID-19 pandemic, the Company is not providing guidance at this time.

Non-GAAP Adjustments

Amounts referred to as “Adjusted” exclude the items below.

For the second quarter 2020:

•	$5.4 million pre-tax ($4.1 million after-tax) expense in connection with restructuring and related charges, included in operating expenses.
•	$4.6 million pre-tax ($3.5 million after-tax) benefit in connection with a change in valuation of contingent considerations, included in operating expenses.
•	$1.2 million pre-tax ($0.9 million after-tax) expense in connection with the impairment of lease right-of-use assets, included in operating expenses.
•	$0.7 million pre-tax ($0.6 million after-tax) expense in connection with benefits provided to furloughed employees, included in operating expenses.
•	$0.02 million pre-tax ($0.01 million after-tax) expense associated with the impairment of store fixed assets, included in operating expenses.
•	$0.2 million loss in connection with the impairment of lease right-of-use assets, trademark and other attributable to noncontrolling interest.

For the second quarter 2019:

•	$1.8 million pre-tax ($1.7 million after-tax) recovery associated with the Payless ShoeSource bankruptcy, included in operating expenses.
•	$1.5 million pre-tax ($1.2 million after-tax) expense in connection with a provision for early lease termination charges, included in operating expenses.
•	$0.7 million pre-tax ($0.5 million after-tax) expense in connection with a divisional headquarters relocation, included in operating expenses.
•	$4.1 million pre-tax ($3.0 million after-tax) non-cash expense associated with the impairment of the Brian Atwood trademark.

Reconciliations of amounts on a GAAP basis to Adjusted amounts are presented in the Non-GAAP Reconciliation tables at the end of this release and identify and quantify all excluded items.

Conference Call Information

Interested stockholders are invited to listen to the second quarter earnings conference call scheduled for today, July 29, 2020, at 8:30 a.m. Eastern Time. The call will be broadcast live over the Internet and can be accessed by logging onto http://stevemadden.gcs-web.com. An online archive of the broadcast will be available within two hours of the conclusion of the call and will remain available for 12 months following the live call.

About Steve Madden

Steve Madden designs, sources and markets fashion-forward footwear, accessories and apparel for women, men and children. In addition to marketing products under its own brands including Steve Madden®, Dolce Vita®, Betsey Johnson®, Blondo®, Report®, Brian Atwood®, Cejon®, GREATS®, BB Dakota®, Mad Love® and Big Buddha®, Steve Madden is a licensee of various brands, including Anne Klein®, Superga® and DKNY®. Steve Madden also designs and sources products under private label brand names for various retailers. Steve Madden’s wholesale distribution includes department stores, specialty stores, luxury retailers, national chains and mass merchants. Steve Madden also operates 225 retail stores (including eight Internet stores). Steve Madden licenses certain of its brands to third parties for the marketing and sale of certain products, including ready-to-wear, outerwear, eyewear, hosiery, jewelry, fragrance, luggage and bedding and bath products. For local store information and the latest Steve Madden booties, pumps, men’s and women’s boots, fashion sneakers, dress shoes, sandals and more, visit http://www.stevemadden.com.

Safe Harbor Statement Under the U.S. Private Securities Litigation Reform Act of 1995

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, among others, statements regarding revenue and earnings guidance, plans, strategies, objectives, expectations and intentions. Forward-looking statements can be identified by words such as: “may”, “will”, “expect”, “believe”, “should”, “anticipate”, “project”, “predict”, “plan”, “intend”, or “estimate”, and similar expressions or the negative of these expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they represent the Company’s current beliefs, expectations and assumptions regarding anticipated events and trends affecting its business and industry based on information available as of the time such statements are made. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which may be outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in these forward-looking statements. As such, investors should not rely upon them. Important risk factors include:

•	the Company’s ability to maintain adequate liquidity when negatively impacted by unforeseen events such as an epidemic or pandemic (COVID-19), which may cause disruption to the Company’s business operations and temporary closure of Company-operated and wholesale partner retail stores, resulting in a significant reduction in revenue for an indeterminable period of time;
•	the Company’s ability to accurately anticipate fashion trends and promptly respond to consumer demand;

•	the Company’s ability to compete effectively in a highly competitive market;
•	the Company’s ability to adapt its business model to rapid changes in the retail industry;
•	the Company’s dependence on the retention and hiring of key personnel;
•	the Company’s ability to successfully implement growth strategies and integrate acquired businesses;
•	the Company’s reliance on independent manufacturers to produce and deliver products in a timely manner, especially when faced with adversities such as work stoppages, transportation delays, public health emergencies, social unrest, changes in local economic conditions, and political upheavals as well as meet the Company’s quality standards;
•	changes in trade policies and tariffs imposed by the United States government and the governments of other nations in which the Company manufactures and sells products;
•	disruptions to product delivery systems and the Company’s ability to properly manage inventory;
•	the Company’s ability to adequately protect its trademarks and other intellectual property rights;
•	legal, regulatory, political and economic risks that may affect the Company’s sales in international markets;
•	changes in U.S. and foreign tax laws that could have an adverse effect on the Company’s financial results;
•	additional tax liabilities resulting from audits by various taxing authorities;
•	the Company’s ability to achieve operating results that are consistent with prior financial guidance; and
•	other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

The Company does not undertake any obligation to publicly update any forward-looking statement, including, without limitation, any guidance regarding revenue or earnings, whether as a result of new information, future developments or otherwise.

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS DATA

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019

Net sales	$141,363	$444,974	$497,047	$855,914
Commission and licensing fee income	1,449	4,655	4,933	9,503
Total revenue	142,812	449,629	501,980	865,417
Cost of sales	86,924	279,629	312,628	533,572
Gross profit	55,888	170,000	189,352	331,845
Operating expenses	79,590	121,317	229,784	238,502
Trademark impairment charges	—	4,050	9,518	4,050
(Loss) / income from operations	(23,702)	44,633	(49,950)	89,293
Interest and other income, net	357	1,262	1,403	2,454
(Loss) / income before provision for income taxes	(23,345)	45,895	(48,547)	91,747
(Benefit) / provision for income taxes	(6,201)	9,784	(13,602)	20,371
Net (loss) / income	(17,144)	36,111	(34,945)	71,376
Less: net (loss) / income attributable to noncontrolling interest	(558)	(461)	(908)	279
Net (loss) / income attributable to Steven Madden, Ltd.	$(16,586)	$36,572	$(34,037)	$71,097

Basic net (loss) / income per share	$(0.21)	$0.46	$(0.43)	$0.89

Diluted net (loss) / income per share	$(0.21)	$0.44	$(0.43)	$0.85

Basic weighted average common shares outstanding	78,517	79,951	78,696	80,241

Diluted weighted average common shares outstanding	78,517	83,869	78,696	84,064

Cash dividends declared per common share	$—	$0.14	$0.15	$0.28

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(In thousands)

		As of
	June 30, 2020	December 31, 2019	June 30, 2019
	(Unaudited)		(Unaudited)

Cash and cash equivalents	$318,101	$264,101	$212,664
Marketable securities	38,837	40,521	36,096
Accounts receivable, net	143,679	254,637	306,636
Inventories	103,282	136,896	146,120
Other current assets	32,022	22,724	39,287
Property and equipment, net	49,594	65,504	61,654
Operating lease right-of-use assets	120,489	155,700	179,320
Goodwill and intangibles, net	315,742	334,058	286,129
Other assets	10,646	4,506	13,654
Total assets	$1,132,392	$1,278,647	$1,281,560

Accounts payable	$42,474	$61,706	$107,436
Operating leases (current & non-current)	151,520	171,796	193,295
Advances from factor	42,662	—	—
Other current liabilities	115,866	180,941	136,131
Contingent payment liability	1,829	9,124	—
Other long-term liabilities	10,921	13,856	17,142
Total Steven Madden, Ltd. stockholders’ equity	755,084	828,501	818,354
Noncontrolling interest	12,036	12,723	9,202
Total liabilities and stockholders’ equity	$1,132,392	$1,278,647	$1,281,560

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED CASH FLOW DATA

(In thousands)

(Unaudited)

	Six Months Ended
	June 30, 2020	June 30, 2019

Net cash provided by operating activities	$57,867	$59,761

Investing Activities
Capital expenditures	(4,320)	(6,214)
(Purchases) / sales of marketable securities, net	(162)	32,062
Net cash (used in) / provided by investing activities	(4,482)	25,848

Financing Activities
Common stock purchased for treasury	(29,678)	(51,156)
Investment of noncontrolling interest	359	1,283
Distribution of noncontrolling interest earnings	—	(1,113)
Proceeds from exercise of stock options	960	1,799
Cash dividends paid	(12,459)	(23,987)
Advances from factor, net	42,662	—
Net cash provided by / (used in) financing activities	1,844	(73,174)

Effect of exchange rate changes on cash and cash equivalents	(1,229)	198

Net increase in cash and cash equivalents	54,000	12,633

Cash and cash equivalents - beginning of period	264,101	200,031

Cash and cash equivalents - end of period	$318,101	$212,664

STEVEN MADDEN, LTD. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

(In thousands, except per share amounts)

(Unaudited)

The Company uses non-GAAP financial information to evaluate its operating performance and in order to represent the manner in which the Company conducts and views its business. Additionally, the Company believes the information assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that are not indicative of its core business. The non-GAAP financial information is provided in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP.

Table 1 - Reconciliation of GAAP operating expenses to Adjusted operating expenses

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019

GAAP operating expenses	$79,590	$121,317	229,784	$238,502

Expense in connection with restructuring and related charges	(5,414)	—	(5,414)	—

Benefit in connection with a change in valuation of contingent considerations	4,611	—	4,611	—

Expense in connection with impairment of lease right-of-use assets	(1,161)	—	(17,987)	—

Expense in connection with impairment of store fixed assets	(17)	—	(12,012)	—

Expense in connection with benefits provided to furloughed employees	(733)	—	(1,991)	—

Expense in connection with loan receivable	—	—	(697)	—

Net benefit in connection with the change in a contingent liability and the acceleration of amortization related to the termination of the Kate Spade license agreement	—	—	—	1,868

Expense in connection with provision for early lease termination charges	—	(1,543)	(142)	(2,292)

Net recovery in connection with the Payless ShoeSource bankruptcy	—	1,811	—	259

Expense in connection with a divisional headquarters relocation	—	(669)	—	(669)

Adjusted operating expenses	$76,876	$120,916	$196,152	$237,668

Table 2 - Reconciliation of GAAP (loss) / income from operations to Adjusted (loss) / income from operations

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019

GAAP (loss) / income from operations	$(23,702)	$44,633	$(49,950)	$89,293

Expense in connection with restructuring and related charges	5,414	—	5,414	—

Benefit in connection with a change in valuation of contingent considerations	(4,611)	—	(4,611)	—

Expense in connection with impairment of lease right-of-use assets	1,161	—	17,987	—

Expense in connection with impairment of store fixed assets	17	—	12,012	—

Expense in connection with benefits provided to furloughed employees	733	—	1,991	—

Expense in connection with provision for loan receivable	—	—	697	—

Net benefit in connection with the change in a contingent liability and the acceleration of amortization related to the termination of the Kate Spade license agreement	—	—	—	(1,868)

Expense in connection with provision for early lease termination charges	—	1,543	142	2,292

Impairment of certain trademarks	—	4,050	9,518	4,050

Net recovery in connection with the Payless ShoeSource bankruptcy	—	(1,811)	—	(259)

Expense in connection with a divisional headquarters relocation	—	669	—	669

Adjusted (loss) / income from operations	$(20,988)	$49,084	$(6,800)	$94,177

Table 3 - Reconciliation of GAAP (benefit) / provision for income taxes to Adjusted (benefit) / provision for income taxes

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019

GAAP (benefit) / provision for income taxes	$(6,201)	$9,784	$(13,602)	$20,371

Tax effect of expense in connection with restructuring and related charges	1,284	—	1,284	—

Tax effect of benefit in connection with a change in valuation of contingent considerations	(1,092)	—	(1,092)	—

Tax effect of expense in connection with impairment of lease right-of-use assets	273	—	4,333	—

Tax effect of expense in connection with impairment of store fixed assets	4	—	2,910	—

Tax effect of expense in connection with benefits provided to furloughed employees	174	—	472	—

Tax effect of expense in connection with provision for loan receivable	—	—	165	—

Tax effect of net benefit in connection with the change in a contingent liability and the acceleration of amortization related to the termination of the Kate Spade license agreement	—	—	—	(469)

Tax effect of expense in connection with provision for early lease termination charges	—	387	34	575

Tax effect of impairment of certain trademarks	—	1,017	2,254	1,017

Tax effect of net recovery in connection with the Payless ShoeSource bankruptcy	—	(85)	—	85

Tax effect of expense in connection with a divisional headquarters relocation	—	168	—	168

Adjusted (benefit) / provision for income taxes	$(5,558)	$11,271	$(3,242)	$21,747

Table 4 - Reconciliation of GAAP net (loss) / income attributable to noncontrolling interest to Adjusted net (loss) / income attributable to noncontrolling interest

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019

GAAP net (loss) / income attributable to noncontrolling interest	$(558)	$(461)	$(908)	$279

Net loss in connection with impairment of lease right-of-use assets, trademark and other attributable to noncontrolling interest	163	—	470	—

Adjusted net (loss) / income attributable to noncontrolling interest	$(395)	$(461)	$(438)	$279

Table 5 - Reconciliation of GAAP net (loss) / income attributable to Steven Madden, Ltd. to Adjusted net (loss) / income attributable to Steven Madden, Ltd.

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019

GAAP net (loss) / income attributable to Steven Madden, Ltd.	$(16,586)	$36,572	$(34,037)	$71,097

After-tax impact of expense in connection with restructuring and related charges	4,130	—	4,130	—

After-tax impact of benefit in connection with a change in valuation of contingent considerations	(3,519)	—	(3,519)	—

After-tax impact of expense in connection with impairment of lease right-of-use assets	887	—	13,653	—

After-tax impact of expense in connection with impairment of store fixed assets	13	—	9,102	—

After-tax impact of expense in connection with benefits provided to furloughed employees	560	—	1,520	—

After-tax impact of expense in connection with provision for loan receivable	—	—	532	—

After-tax impact of net benefit in connection with the change in a contingent liability and the acceleration of amortization related to the termination of the Kate Spade license agreement	—	—	—	(1,399)

After-tax impact of expense in connection with provision for early lease termination charges	—	1,156	109	1,717

After-tax impact of impairment of certain trademarks	—	3,033	7,265	3,033

Less: Net loss in connection with impairment of lease right-of-use assets, trademark and other attributable to noncontrolling interest	(163)	—	(470)	—

After-tax impact of net recovery in connection with the Payless ShoeSource bankruptcy	—	(1,727)	—	(344)

After-tax impact of expense in connection with a divisional headquarters relocation	—	501	—	501

Adjusted net (loss) / income attributable to Steven Madden, Ltd.	$(14,678)	$39,535	$(1,715)	$74,605

GAAP diluted (loss) / income per share	$(0.21)	$0.44	$(0.43)	$0.85

GAAP diluted weighted average shares outstanding	78,517	83,869	78,696	84,064

Adjusted diluted (loss) / income per share	$(0.19)	$0.47	$(0.02)	$0.89

Adjusted diluted weighted average shares outstanding	78,517	83,869	78,696	84,064

Contact

Steven Madden, Ltd.

Director of Corporate Development & Investor Relations

Danielle McCoy

718-308-2611

InvestorRelations@stevemadden.com